Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No.333-263313) on Form S-4EF, as amended on Form S-4/A, on Post-Effective Amendment No. 1 on Form S-8, and on Post-Effective Amendment No. 2 on Form S-3 of Princeton Bancorp, Inc. of our report dated March 25, 2024, relating to the consolidated financial statements of Princeton Bancorp, Inc. appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 25, 2024